CONSENT OF KPMG LLP	EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-56015, No. 333-15754, No. 333-163844, No. 333-167404 and No. 333-211911) on Form S-3 and (No. 333-189782, No. 333-169548, No. 333-146443, No. 333-127225, No. 333-106561, No. 333-40032, No. 333-33713, and No. 333-26099) on Form S-8 of WSFS Financial Corporation of our reports dated March 1, 2018, with respect to the consolidated statements of financial condition of WSFS Financial Corporation as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of WSFS Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 1, 2018